EXHIBIT (a)(1)(ii)

[C&F FINANCIAL LETTERHEAD]

May 26, 2005

Stock Repurchase Offer

Dear Shareholder:

I am pleased to inform you that C&F Financial Corporation is offering to purchase 180,000 shares (representing approximately 5.0% of currently outstanding shares) of our common stock from our shareholders through a tender offer at a price of $41.00 net per share. If you tender any of your shares according to the terms of this offer, and those shares are accepted for purchase by us, you will incur no brokerage fees or commissions. To the best of our knowledge, the most recent trade for our common stock was for 100 shares at $40.25 per share on May 25, 2005, but the closing price on May 12, 2005, the day before announcement of the offer, was $35.60 per share.

We will purchase all of the shares that are validly tendered, subject to possible proration, for cash to be paid to the selling shareholder. All other shares that are tendered and not purchased will be returned to the tendering shareholder. Certificates being tendered may indicate the issuer as being either “C&F Financial Corporation” or “Citizens and Farmers Bank.” Both forms of certificates represent ownership in C&F Financial Corporation and therefore both are included in this offer. This offer is not conditioned on any minimum number of shares being tendered.

We are making this offer as a part of a plan developed to enhance overall shareholder value. We are making this offer after consultation with our financial advisor, and we believe that the stock purchase will have no negative impact on our operations.

This offer is explained in detail in the enclosed Offer to Purchase and Letter of Transmittal. If you wish to tender your shares, detailed instructions on how to tender those shares are provided in the enclosed materials. We encourage you to read these materials carefully before making any decision with respect to this offer. Please note that this offer is scheduled to expire at 11:59 p.m. Eastern Standard Time on Thursday, June 30, 2005, unless extended by us. Neither we nor our Board of Directors makes any recommendation to any shareholder as to whether to tender or refrain from tendering shares.

If you have any questions about the enclosed materials, please do not hesitate to call American Stock Transfer & Trust Company, Shareholder Services Department, 59 Maiden Lane, Plaza Level, New York, NY 10038 Telephone: Toll Free: 877-248-6417; Toll charge: 718-921-8317 during ordinary business hours. Thank you for consideration of this offer.

Sincerely,

Larry G. Dillon
President and Chief Executive Officer

Enclosures

LETTER OF TRANSMITTAL

TO ACCOMPANY SHARES OF COMMON STOCK

OF

C&F FINANCIAL CORPORATION

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED JUNE 1, 2005

THE OFFER WILL EXPIRE AT 11:59 P.M. EASTERN STANDARD TIME

ON JUNE 30, 2005 UNLESS THE OFFER IS EXTENDED

TO THE DEPOSITARY:	American Stock Transfer & Trust Company
BY MAIL OR DELIVERY:

American Stock Transfer & Trust Company
Attention: Reorganization Department
59 Maiden Lane
Plaza Level
New York, New York 10038
Telephone: 877-248-6417 or 718-921-8317

PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

Gentlemen:

I, the undersigned shareholder of C&F Financial Corporation, a Virginia corporation (the “company”), hereby agree to sell and tender to the company the number of shares of common stock of the company indicated in Box A below and evidenced by share certificate(s) either enclosed with this tender or guaranteed to be transmitted as indicated below, to be purchased by the company at a price of $41.00 net per share, in cash, to me, subject to the terms and conditions set forth in the Offer to Purchase dated June 1, 2005, and in this Letter of Transmittal (which together constitute the “Offer to Purchase”). I acknowledge receipt and review of the Offer to Purchase.

I hereby sell, assign and transfer to the company all shares that are being tendered hereby that are purchased pursuant to the Offer to Purchase. I represent that I have full authority to sell the tendered shares and that such sale will convey to the company full legal and beneficial title thereto, free and clear of all liens, charges, and encumbrances and not subject to any adverse claim. Upon request, I will execute any additional documents necessary to complete the transfer.

I hereby irrevocably constitute and appoint American Stock Transfer & Trust Company (“the Depositary”) as my attorney-in-fact, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), (a) to deliver certificates for the tendered shares, together with all accompanying evidences of transfer and authenticity, to or upon the order of the company upon receipt of the purchase price by the Depositary, as my agent, (b) to present such certificates for cancellation and transfer of the tendered shares on the company’s books, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered shares, all in accordance with the terms of the Offer to Purchase.

All authority herein conferred or agreed to be conferred shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors, and assignees. This tender is revocable only to the extent and during the period stated in the Offer to Purchase.

Unless otherwise indicated below under Box B captioned “Special Payment Instructions” or Box C captioned “Special Delivery Instructions,” please issue the check for the purchase price and the certificates for any unpurchased shares (and accompanying documents, as appropriate) in my name and mail such check and any such certificates to me at the address shown below my signature. I recognize that the company has no obligation, pursuant to the Special Payment Instructions, to transfer any certificate for common stock from the name of the holder thereof if the company purchases none of the shares of common stock represented by that certificate.

BOX A

DESCRIPTION OF SHARES TENDERED

(SEE INSTRUCTIONS 4 AND 5)

Certificates Tendered

(Attach signed Schedule if necessary)
Names and Addresses of Registered Holders	Certificate No(s).	No. of Shares	No. of Shares Tendered*

Total Shares Tendered

*	If you desire to transfer fewer than all the shares evidenced by any certificate listed above, please indicate in this column the number of shares from such certificate that you desire to tender. Otherwise all shares evidenced by such certificate will be deemed to have been tendered.

NOTE: IF YOUR CERTIFICATES ARE LOST, PLEASE REFER TO INSTRUCTION 12.

BOX B

SPECIAL PAYMENT INSTRUCTIONS

(SEE INSTRUCTIONS 6 AND 7)

To be completed ONLY if certificates for any unpurchased shares of common stock and/or a check are to be issued in the name of and sent to someone other than the undersigned.

Issue:	☐ Check ☐ Certificate(s) to:

Name:

Address:

(include Zip Code)

(Taxpayer Identification or Social Security Number) (See Instruction 1)

BOX C

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 1 AND 7)

To be completed ONLY if certificates for any unpurchased shares of common stock and/or a check, issued in the name of the undersigned, are to be sent to someone other than the undersigned or are to be sent to the undersigned at an address other than shown below the undersigned’s signature.

Mail:	☐ Check ☐ Certificate(s) to:

Name:

Address:

(include Zip Code)

BOX D

CONDITIONAL TENDER

(SEE INSTRUCTION 8)

Minimum number of shares of common stock that must be purchased, if any are purchased:                      shares.

BOX E

ODD LOTS

(SEE INSTRUCTION 10)

This Section is to be completed ONLY if shares of common stock are being tendered by or on behalf of a person owning beneficially as of close of business on the date this is signed, an aggregate of fewer than 100 shares.

The undersigned either (check one):

☐	Is the beneficial owner, as of the close of business on the date tendered, of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	Is a broker, dealer, commercial bank, trust company or other nominee which (i) is tendering, for the beneficial owner(s) thereof, common stock with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on the date tendered, an aggregate of fewer than 100 shares of common stock and is tendering all of such shares.

BOX F

SUBSTITUTE FORM W-9

PAYER’S NAME: C&F FINANCIAL CORPORATION

(SEE INSTRUCTION 9)

SUBSTITUTE FORM W-9	PART 1—PLEASE PROVIDE
YOUR TIN IN THE BOX AT SOCIAL SECURITY NUMBER OR
RIGHT AND CERTIFY BY EMPLOYER IDENTIFICATION NUMBER
SIGNING AND DATING BELOW [ ] [ ] [ ] - [ ] [ ] - [ ] [ ] [ ] [ ]

PART 2 — ☐ Check the box if you are NOT subject to withholding under the provisions of section 3406 (a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding.

DEPT. OF THE TREASURY INTERNAL REVENUE SERVICE	CERTIFICATION — UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

PAYER’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)	SIGNATURE DATE , 2005

PART 3 –

AWAITING TIN [ ]

NOTE: FAILURE TO COMPLETE AND RETURN THE ABOVE FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

PLEASE REVIEW INSTRUCTION 9 AND GUIDELINES FOR COMPLETING

CERTIFICATION STATEMENTS IN BOX F FOR ADDITIONAL DETAILS.

BOX G

SHAREHOLDER SIGN HERE

(SEE INSTRUCTION 6)

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

[Signature(s) of Owner(s)]

IMPORTANT: Also complete Substitute Form W-9 (Box F), above. [PLEASE REFER TO INSTRUCTION 1 TO DETERMINE IF YOUR SIGNATURE MUST BE GUARANTEED.]

Name(s):
______________________________________________________

______________________________________________________
(Please Print)

Address:
______________________________________________________

______________________________________________________

______________________________________________________

Daytime Area Code and Telephone No.

_____________________________________

Tax Identification or

Social Security Number

Signature(s) Medallion

Guaranteed By*

(*If required, see Instruction 1)

INSTRUCTIONS FOR COMPLETION

OF

LETTER OF TRANSMITTAL

(Forming part of the Terms and Conditions of the Offer)

1. GUARANTEE OF SIGNATURES. No signature guarantee on the Letter of Transmittal (Box G) is required unless special instructions have been given under Box B captioned “Special Payment Instructions.” If such special instructions have been given, signatures on this Letter of Transmittal must be guaranteed by an institution, such as a commercial bank, trust company, savings and loan association, credit union, or stockbroker or other member of the NASD or of a national securities exchange, provided such institution is a member of or a participant in a signature guarantee medallion program pursuant to SEC Rule 17Ad-15 (“Eligible Institution”).

2. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. Certificates must be forwarded with this Letter of Transmittal, unless delivery of certificates is guaranteed as described under Instruction 3. Certificates for all tendered shares, together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be mailed or delivered to American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038, Attention: Reorganization Department, as Depositary, prior to the Expiration Date of the offer as defined in Section 1 “Price; Number of Shares; Proration; Extension of this Offer,” of the Offer to Purchase. Actual delivery to and receipt by the Depositary by the Expiration Date is an absolute requirement unless delivery is properly guaranteed. DEPOSIT IN THE MAIL ON THE EXPIRATION DATE WILL NOT CONSTITUTE A TIMELY TENDER.

3. GUARANTEED DELIVERY. Shares represented by certificates which are not immediately available may be tendered by commercial banks or trust companies, by members of any national securities exchange or by members of the NASD, acting on behalf of their customers, if the commercial bank, trust company, exchange or NASD member will execute and deliver a Notice of Guaranteed Delivery and by otherwise complying with the guaranteed delivery procedures set forth in Section 4 “Procedure for Tendering Shares” of the Offer to Purchase. The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission, or mail to the Depositary and must include a signature guarantee by an Eligible Institution in the form set forth in that Notice. For shares to be tendered validly pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery on or before the Expiration Date. The adequacy of that Guarantee will be determined solely in the discretion of the company. Shares tendered pursuant to that Guarantee should be accompanied by a properly executed Letter of Transmittal. The certificates for the tendered shares must be delivered to the Depositary within 5 business days after the Depositary’s receipt of the Guarantee of Delivery.

4. INADEQUATE SPACE. If the space provided is inadequate, the certificate numbers and the number of shares of common stock should be listed on a separate schedule.

5. PARTIAL TENDERS. If fewer than all the shares evidenced by any certificate submitted are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered.” A new certificate for the remainder of the shares evidenced by your old certificate(s) will be sent to you, unless otherwise provided in the appropriate section on this Letter of Transmittal promptly after the Expiration Date of the offer. All shares represented by certificates listed are deemed to have been tendered unless otherwise indicated.

6. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWERS AND ENDORSEMENTS.

6.1 If this Letter of Transmittal is signed by the owner of the certificates tendered, the signature must correspond with the name as written on the face of the certificates, without any change whatsoever. If the names on tendered certificates are not identical, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are certificates in different names.

6.2 If the certificates tendered are owned of record by two or more joint owners, all owners must sign this Letter of Transmittal.

6.3 If any tendered shares are registered in different names, it will be necessary to complete, sign and submit a separate Letter of Transmittal for each different registration.

6.4 When this Letter of Transmittal is signed by the owner(s) of the certificates listed and transmitted, no endorsements of certificates or separate stock powers are required. If, however, the certificates for unpurchased shares are to be issued to a person other than the registered owner(s), then endorsement of certificates transmitted or separate stock powers is required. See also Instruction 1, above, in such a circumstance.

6.5 If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the company of their authority to so act, if requested.

7. STOCK TRANSFER TAXES. The company will pay all stock transfer taxes, if any, applicable to the transfer to it of shares purchased pursuant to the offer. If, however, payment of the purchase price is to be made to, or (in circumstances permitted by the offer) if unpurchased shares are to be registered in the name of, any person other than the registered owner, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price if satisfactory evidence of the payment of such taxes or exemption from such taxes is not submitted.

8. CONDITIONAL TENDERS. A tendering shareholder may condition his or her tender of shares on the purchase by the company of a specified number of the shares tendered. Unless such specified minimum is purchased by the company pursuant to the terms of the Offer, none of the shares tendered by that shareholder will be purchased. It is the tendering shareholder’s responsibility to calculate such minimum number of shares of common stock, and such shareholder is urged to consult his or her own tax adviser. Unless Box D has been completed and a minimum specified, the tender will be deemed unconditional.

9. SUBSTITUTE FORM W-9. Under federal income tax law, a shareholder whose tendered shares are accepted for payment is required by law to provide the Depositary (as payer) with his or her correct taxpayer identification number, which is accomplished by completing and signing Box F captioned “Substitute Form W-9.” In addition, if a shareholder executes Box B captioned “Special Payment Instructions”, a separate Substitute Form W-9 should also be executed by the alternate payee. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a penalty imposed by the Internal Revenue Service. In addition, except in the case of certain exempt taxpayers, the Depositary will be required to withhold, and will withhold, 28% of the gross proceeds paid to that shareholder or other payee pursuant to the offer, unless the shareholder or other payee provides the Depositary with his or her taxpayer identification number, certifies that such number is correct, and certifies that he or she is not subject to backup withholding under Section 3406(a)(l)(C) of the Internal Revenue Code of 1986, as amended (the “Code”). The taxpayer identification number is the social security number or employer identification number of the shareholder or other payee. For further instructions on determining the proper identification number to give to the Depositary, see the Guidelines for Completing Certification Statements in Box F at the end of this Letter of Transmittal. Each tendering shareholder or other payee should complete and sign fully Box F captioned “Substitute Form W-9” and check the box in part 2 of Substitute Form W-9, if so eligible, in order to provide the information and certifications necessary to avoid backup withholding.

You may be, or may have been, notified that you are subject to backup withholding under Section 3406 (a)(1)(C) of the Code because you have underreported interest or dividends or you were required to but failed to file a return which would have included a reportable interest or dividend payment. If you have been so notified and you have not received a subsequent notice from the Internal Revenue Service advising you that backup withholding has been terminated, you must strike out the language on the Substitute Form W-9 certifying that you are not subject to backup withholding. If you are subject to backup withholding and you strike out the language on the Substitute W-9 certifying that you are not subject to backup withholding, you should nonetheless provide your correct taxpayer identification number to the Depositary and certify that it is correct.

Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalty of perjury, attesting to that individual’s exempt status. Such statements can be obtained from the Depositary.

If backup withholding applies, the Depositary is required to withhold 28% of any such payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be requested.

10. ODD LOTS. As described in Section 1 “Price; Number of Shares; Proration; Extension of this Offer” of the Offer to Purchase, if the company will purchase less than all shares tendered prior to the Expiration Date, the shares purchased first will consist of all shares of common stock tendered by any shareholder who owned beneficially as of 11:59 p.m. Eastern Standard Time on June 30, 2005 an aggregate of fewer than 100 shares and who tenders all of those shares. This preference will not be available unless Box E captioned “Odd Lots” is completed.

11. IRREGULARITIES. All questions about the validity, form, eligibility (including time of receipt) and acceptance of any tender of shares will be determined by the company, and that determination shall be final and binding. The company reserves the right to reject any tenders of shares not in appropriate form or the acceptance of or payment of which would, in the opinion of the company’s counsel, be unlawful. The company also reserves the right to waive any of the conditions of the Offer or any defect in any tender, and the company’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. The company shall not be obligated to give notice of any defects or irregularities in tenders and shall not incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

12. LOST CERTIFICATES. If you have lost your certificate(s) or they have been destroyed, you should immediately call the Depositary at 1-800-937-5449 and ask for directions for handling a lost or destroyed certificate. In that event, the Depositary will forward additional documentation which you must complete in order to tender effectively those lost or destroyed certificate(s). There may be a fee to replace lost or destroyed certificates. Tenders will be processed after certificates are replaced.

13. ADDITIONAL INFORMATION AND COPIES. Additional information, as well as additional copies of the Offer to Purchase and this Letter of Transmittal, may be obtained from the Depositary by contacting either:

American Stock Transfer & Trust Company

Shareholder Services Department

59 Maiden Lane, Plaza Level

New York, NY 10038

Toll Free: 877-248-6417

Toll charge: 718-921-8317.

IMPORTANT: If you desire to tender any or all of your shares, the Letter of Transmittal or a copy of it (together with certificates and other required documents) must be received by the Depositary on or prior to the Expiration Date of the offer. Deposit of those materials in the mail on the Expiration Date will not constitute a timely tender.

GUIDELINES FOR COMPLETING CERTIFICATION STATEMENTS IN BOX F CERTIFICATION

After you have read these instructions, place your signature and the current date in the space provided in Box F. If you are exempt from backup withholding, you should complete Box F of this Letter of Transmittal to avoid possible erroneous backup withholding. Enter your correct Taxpayer Identification Number (“TIN”) in Part 1, check the box in Part 2, and sign and date the form.

BACKUP WITHHOLDING

Backup withholding will apply if:

1.	You fail to furnish us with your taxpayer identification number; or

2.	The Internal Revenue Service notifies us that you furnished an incorrect taxpayer identification number; or

3.	You are notified that you are subject to backup withholding because you have underreported interest or dividend income to the Internal Revenue Service, or you were required to but failed to file a return which would have included a reportable interest or dividend payment; or

4.	You fail to certify to us that you are not subject to backup withholding or fail to certify your taxpayer identification number.

TAXPAYER IDENTIFICATION NUMBER

For individuals and sole proprietors, the TIN is the social security number, which is a nine (9) digit number separated by two hyphens (i.e. 000-00-0000). For corporations, valid trusts, estates, pension trusts, partnerships, associations, clubs and other organizations which are not tax-exempt, the taxpayer number is the employer identification number, which is a nine (9) digit number separated by only one hyphen (i.e. 00-0000000).

EXEMPTIONS FROM BACKUP WITHHOLDING

The following include some of the entities that are specifically exempt from backup withholding on ALL payments:

•	A corporation

•	An organization exempt from tax under section 501(a), or an individual retirement plan (IRA)

•	All foreign governments and entities

•	A dealer in securities or commodities required to register in the U.S.

•	All federal, state and local government entities

•	A real estate investment trust

•	Nonresident aliens

NOTE: Nonresident aliens are required to sign a Form W-8 or Substitute W-8 form, Certificate of Foreign Status.

PENALTIES

Under certain circumstances, you may be subject to penalties imposed by the Internal Revenue Service, as follows:

1.	The penalty for failure to furnish your taxpayer identification number to us will be $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2.	If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.00.

3.	If you falsify certifications or affirmations you may be subject to criminal penalties including fines and/or imprisonment.

OBTAINING A NUMBER

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. In that instance, you also will need to complete Part 3 of the Substitute Form W-9.